DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Filing Acknowledgement

June 20, 2005

Job Number	Corporation Number	
C20050620-1234	C22618-1996	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Amendment	20050239532-01	June 20, 2005 11:00:35 AM

Corporation Name	Resident Agent
CARDINAL COMMUNICATIONS, INC.	CSC SERVICES OF NEVADA, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

June 20, 2005

Job Number	Corporation Number	
C20050620-1234	C22618-1996	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Miscellaneous	00000252877-21	June 20, 2005 11:00:35 AM

Corporation Name	Resident Agent
CARDINAL COMMUNICATIONS, INC.	CSC SERVICES OF NEVADA, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

June 20, 2005

Job Number: C20050620-1234
Reference Number: 00000252876-10
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050239532-01	Amendment	1 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C22618-1996
Document Number:
20050239532-01
Date Filed:
6/20/2005 11:00:35 AM
In the office of

Dean Heller
Secretary of State

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

USURF America, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article One is hereby amended and restated in its entirety as follows: " The name of the Corporation is Cardinal Communications, Inc."

Article Four, Section 4.1, is hereby amended and restated in its entirety as follows: " 4.1 The aggregate number of shares which the Corporation shall have the authority to issue is Nine Hundred Million (900,000,000) shares. Of such 900,000,000 shares, Eight Hundred Million (800,000,000), are classified as common stock, $.0001 par value per share ("Common Stock"), and One Hundred Million (100,000,000), are classified as preferred stock, $.0001 par value per share ("Preferred Stock"). All shares of Common Stock and Preferred Stock, when issued shall be non-assessable and fully paid."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 194,232,175; and 136,263,480.

Article 1 — Article 4

4. Effective date of filing (optional): 6/10/05

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/03